Exhibit 99.1

ReShape Lifesciences Announces Second Quarter 2018 Financial Results

San Clemente, CA August 14, 2018 — ReShape Lifesciences Inc. (NASDAQ:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended June 30, 2018.

Recent Highlights and Accomplishments

•                  Achieved revenues of $653 thousand for the second quarter of 2018

•                  Sold 680 ReShape BalloonsTM in the quarter, a 12% decrease compared to the first quarter of 2018

•                  Placed 8 ReShape vBlocTM units in the second quarter of 2018, completing the vBloc Now program

•                  Assembled a world class scientific advisory board, comprised of several past-presidents of the American Society for Metabolic and Bariatric Surgery (ASMBS)

•                  Was granted method and device patent by USPTO covering a combination of blocking and stimulating the vagus and celiac nerve branches to treat gastrointestinal disorders, including type 2 diabetes

•                  Received notification by USPTO for a patent covering the concept and technology for the ReShape Vest

•                  Completed three registered direct equity offerings with total net proceeds of approximately $7.35 million

“We have made a lot of meaningful progress this quarter at ReShape, with particular success in our product development efforts as we advance our platform for future use and applications in additional large markets such as type 2 diabetes,” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board. “Despite cutbacks and reductions in our teams, our sales force also really stepped up and increased productivity substantially in the quarter.  We remain confident in our ability to establish our products as the standard of care for obesity.”

Second Quarter 2018 Financial Results

For the three months ended June 30, 2018, the Company reported revenues of $653 thousand with gross profit totaling $19 thousand.  The Company placed 8 ReShape vBloc units, primarily from the vBloc Now program, compared to 42 units in the second quarter of 2017.

As of June 30, 2018 the Company had cash and cash equivalents totaling $1.9 million and has no debt.  This includes the $7.35 million in net proceeds from the registered direct offerings completed on April 3, 2018, June 8, 2018 and June 21, 2018.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time /4:30 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 4849065. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved ReShape Balloon™ System involves a weight loss procedure that uses advanced gastric balloon technology, inserted through an endoscopic procedure, designed to take up room in the stomach to help people with a 30-40 kg/m2 Body Mass Index (BMI) and at least one co-morbidity lose weight. ReShape vBloc™ Therapy, delivered by an FDA-approved pacemaker-like device called the ReShape vBloc System, is designed to help patients with a 40-45 kg/m2, or a 35-39.9 kg/m2 BMI and at least one co-morbidity feel full and eat less by intermittently blocking hunger signals on the vagus nerve. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statement that we remain confident in our ability to establish our products as the standard of care for obesity. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisitions of ReShape Medical, Inc. and BarioSurg, Inc.; risks related to the U.S. Food and Drug Administration’s announcement to alert health care providers of unanticipated deaths involving the ReShape Balloon; our proposed ReShape Vest product may not be successfully developed and commercialized; our ability to continue as a going concern if we are unsuccessful in our pursuit of various funding options; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system or ReShape Balloon; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in our annual report on Form 10-K filed April 2, 2018 and quarterly report on Form 10-Q filed May 15, 2018. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Scott Youngstrom

Chief Financial Officer

ReShape Lifesciences Inc.

949-429-6680 x106

syoungstrom@reshapelifesci.com

or

Debbie Kaster

Investor Relations

Gilmartin Group
415-937-5403

debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Product sales	$633,554	$93,060	$1,574,985	$133,100
Other revenue	19,815	—	28,382	—
Total revenue	653,369	93,060	1,603,367	133,100

Cost of revenue	634,774	54,472	1,463,731	83,995
Gross profit	18,595	38,588	139,636	49,105
Operating expenses:
Selling, general and administrative	6,710,518	5,560,787	16,756,075	11,489,773
Research and development	2,439,337	1,352,075	5,126,856	2,476,488
Total operating expenses	9,149,855	6,912,862	21,882,931	13,966,261
Operating loss	(9,131,260)	(6,874,274)	(21,743,295)	(13,917,156)
Other income (expense):
Interest income	263	—	674	100
Interest expense	—	—	(2,735)	—
Goodwill impairment expense	(27,186,620)	—	(27,186,620)	—
Change in value of warrant liability	369	34,395	1,494	(288,735)
Other, net	(142,145)	(298)	(144,416)	(1,198)
Loss before income taxes	(36,459,393)	(6,840,177)	(49,074,898)	(14,206,989)

Income tax benefit	1,208,560	—	2,590,613	—
Net loss	$(35,250,833)	$(6,840,177)	$(46,484,285)	$(14,206,989)
Net loss per share—basic and diluted	$(14.23)	$(13.68)	$(20.45)	$(32.13)
Shares used to compute basic and diluted net loss per share	2,477,910	500,114	2,273,160	442,191

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,863,217	$10,163,208
Accounts receivable (net of allowance for bad debts of $155,872 at June 30, 2018 and December 31, 2017)	446,027	488,613
Inventory	2,101,017	2,817,112
Prepaid expenses and other current assets	919,543	467,783
Total current assets	5,329,804	13,936,716
Property and equipment, net	303,206	438,621
Goodwill	—	27,186,620
Other intangible assets, net	44,802,230	46,152,577
Other assets	76,827	990,015
Total assets	$50,512,067	$88,704,549
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,201,239	$1,088,271
Accrued expenses	4,499,875	5,955,518
Total current liabilities	8,701,114	7,043,789

Deferred income taxes	2,700,681	5,292,291
Common stock warrant liability	74	1,600
Total liabilities	11,401,869	12,337,680
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized:

Series B convertible preferred stock, $0.01 par value; 20,000 shares issued and 2,957 and 6,055 shares outstanding at June 30, 2018 and December 31, 2017, respectively	30	61
Series C convertible preferred stock, $0.01 par value; 187,772 shares issued and 95,388 shares outstanding at June 30, 2018 and December 31, 2017	954	954
Series D convertible preferred stock, $0.01 par value; 6,000 shares issued and 4,750 and zero shares outstanding at June 30, 2018 and December 31, 2017	48	—
Common stock, $0.01 par value; 275,000,000 shares authorized at June 30, 2018 and December 31, 2017; 3,610,009 and 2,063,808 shares issued and outstanding at June 30, 2018 and December 31, 2017	36,100	20,640
Additional paid-in capital	424,158,496	411,104,568
Accumulated deficit	(385,085,430)	(334,759,354)
Total stockholders’ equity	39,110,198	76,366,869
Total liabilities and stockholders’ equity	$50,512,067	$88,704,549

	—	—